Exhibit 99.1

NEWS RELEASE

Contact:                                               Garry P. Herdler – Executive Vice President & Chief Financial Officer

Orleans Homebuilders, Inc. (215) 245-7500

(www.orleanshomes.com)

For Immediate Release:

Orleans Homebuilders Announces Agreement on Non-Binding Term Sheet Relating to Extension and Modification of its Credit Facility

BENSALEM, Pa., December 8, 2009 /PRNewswire-FirstCall/ — Orleans Homebuilders, Inc. (the “Company”) (Amex: OHB) announced today that on December 3, 2009, the Company agreed to a non-binding term sheet (the “Term Sheet”) relating to a maturity extension and structural modification (the “Amendment”) of the Company’s $375 million Second Amended and Restated Revolving Credit Loan Agreement dated September 30, 2008 (as amended, the “Credit Facility”).  The Company currently anticipates that the formal documentation relating to the Amendment will be completed, executed and become effective on or before January 29, 2010.

Further, the Company and certain of its lenders have agreed in principle today on a limited waiver and amendment (the “Temporary Amendment”) of the Credit Facility which generally provides, among other things, the Company with the ability, subject to compliance with conditions precedent and covenants, to borrow under the Credit Facility until approximately January 29, 2010 and to extend letters of credit issued under the Credit Facility to February 26, 2010.

The Term Sheet has been approved by the Company’s Board of Directors, executed by the Company and has been recommended by certain lenders.  The Term Sheet contemplates significant structural and covenant changes to the Credit Facility, including a 24-month maturity extension; the granting of additional collateral; certain material step-down requirements in the size of the Credit Facility which principal step-downs are generally coincidental with the required material land asset sales over the next 6 to 18 months, with the application of the net proceeds from the build-out and sale of work-in-process housing units over the next approximately nine months in certain of the communities that may be sold without the construction of new spec units in these specific locations, and future federal tax refunds, each as described generally herein.  The Term Sheet provides for a potential significant principal reduction or debt forgiveness by the lenders if the Company can either retire or refinance the entire restructured Credit Facility, or if the Company can recapitalize or sell the Company primarily within the next 6 to 12 months following the ultimate closing date of the Amendment, although realization of any principal reduction or debt forgiveness is subject to significant conditions, including recapture, as to which the Company can offer no assurance of satisfaction.  The Company believes that the Amendment, when completed in accordance with the Term Sheet, should provide the Company with adequate liquidity to continue its operations in the near term, including potentially for up to the next 12 to 18 months.

Each of the Amendment and the Temporary Amendment will be subject to an affirmative vote by each of the approximately 16 lenders party to the Credit Facility and the Company can offer no assurances that each of the lenders will approve either the Temporary Amendment or the Amendment or as to the specific terms of either document that may be approved.  If the Company does not enter into the Temporary Amendment on or before December 20, 2009, the Credit Facility will mature on that date and the Company will not have sufficient funds to repay amounts outstanding or continue normal operations.

Jeffrey P. Orleans, President, Chief Executive Officer and Chairman of the Board, stated that “We appreciate the support of the bank group and we look forward to approval of the Temporary Amendment and to finalizing the longer-term bank maturity extension.  We are seeing some stabilization in the economy through improvement in year-over-year net orders and we believe that we have the opportunity to successfully recapitalize and reposition our Company, or to complete other strategic alternatives that we are actively pursuing.”

The Term Sheet provides for a potential significant principal reduction of up to $70 million of the Credit Facility (the “Credit Facility Principal Reductions”) if the Company can either retire or refinance the entire restructured Credit Facility, or if the Company can recapitalize or sell the Company, each within 6 months following the ultimate closing date of the Amendment (the “Closing Date”).  Such Credit Facility Principal Reduction is reduced to $45 million for the period that is after 6 months but before 12 months from the Closing Date, and it is generally $15 million thereafter.  The Term Sheet sets forth a number of significant conditions to the occurrence of any Credit Facility Principal Reduction, including, among other things, a requirement for a significant amendment to the Company’s $30 million of 8.52% trust preferred securities and it also provides that the lenders can recapture or reduce Credit Facility Principal Reductions from certain amounts that might otherwise be available for distribution to holders of the Company’s equity securities.  Accordingly, there can be no assurance that the Company will be able to achieve any such Credit Facility Principal Reduction.   In addition, a strategic transaction that might result in a Credit Facility Principal Reduction may still provide little or no value for either the Company’s unsecured creditors or equity holders or may result in substantial dilution to the Company’s equity holders.

The Company also announced that it had previously engaged BMO Capital Markets Corp. and Lieutenant Island Partners LLC (collectively the “Strategic Advisors”) who are acting as advisors in connection with a potential sale or recapitalization of the Company, which strategic activities are ongoing.  The Company has additional financial advisors for its negotiations relating to the Credit Facility, Term Sheet, Amendment and Temporary Amendment.

The Company anticipates that even if it successfully enters into the Amendment, without either a refinancing, recapitalization or outright Company sale within approximately 12 months from closing the Amendment in accordance with the Term Sheet, or further modifications to the Amendment, the Company would be unlikely to have sufficient liquidity to continue its normal operations for an extended period thereafter.

The expected terms of the Amendment will require the Company to complete a series of significant land asset sales; although the Company presently anticipates that it will retain sufficient land positions for several years of lot supply.  The anticipated asset sales may include substantially all of the Company’s undeveloped land positions as well as certain other positions, which are to be sold, subsequent to receipt of new bank appraisals and approvals, over the next 18 months, but primarily over the next 12 months.  The Amendment is also expected to prohibit future site improvement expenditures related to these designated land positions; limit significantly the acquisition of new lots and land; and enable completion of existing work-in-process housing inventory units in many of such communities without new spec unit starts in certain specific locations. The Amendment will also prohibit the construction of new work-in-process housing units in all communities approximately six to eight months prior to the new 24-month maturity date of approximately January 2012.  The Company currently expects that such asset sales will result in material financial losses, both relative to book value reflected on the March 31, 2009 Quarterly Report on Form 10-Q (the latest financial statements that the Company has filed with the SEC) and to bank borrowing base value, respectively, of such assets.

Garry P. Herdler, Executive Vice President and Chief Financial Officer, stated: “We continue to work constructively with our lenders to structure and document the longer term bank maturity extension and other necessary facility modifications.  The combination of the agreement in principal on the credit facility maturity extension, including the banks’ willingness to potentially accept a significant principal reduction under certain limited circumstances, together with the significantly discounted below par redemption option under the $75 million private debt exchange agreement completed on August 3, 2009, should assist the Company in achieving a recapitalization, refinancing or sale of the Company in the next 6 to 12 months.  However, we cannot offer any assurance as to the ultimate terms of any extension or modification of the credit facility, whether any refinancing, recapitalization or sale transaction will occur or, if such a transaction occurs, the terms thereof.”

Subject to the foregoing, the Company currently expects that it and its lenders will enter into the Temporary Amendment on or before approximately December 14, 2009 and the Amendment on or before January 24, 2010, although the Company can offer no assurance that it will be able to do so in either instance.  The Company anticipates that without the Temporary Amendment: (i) the existing letters of credit under the Credit Facility will be unable to be extended beyond December 20, 2009, and, accordingly, the beneficiaries will present the letters of credit for drawing on or prior to December 18, 2009, which will result in near immediate deemed increases in the outstanding balances of the Credit Facility and corresponding near immediate reductions in the net borrowing base availability at such time; (ii) the Credit Facility will otherwise mature on December 20, 2009 and (iii) the Company will likely not have sufficient liquidity to continue its normal operations at that respective time (or shortly thereafter).  The Company anticipates that without the Amendment: (i) the Credit Facility will otherwise mature on approximately January 29, 2010, unless deemed earlier by the terms of the Temporary Amendment; and (ii) the Company will likely not have sufficient liquidity to continue its normal operations at or before that time.  Even if the Company successfully enters into the Temporary Amendment, the Company could experience liquidity problems due to borrowing base limitations or covenant or other defaults under the Credit Facility which the Company currently believes, under the terms of the Temporary Amendment, could occur on or before January 15, 2010.  In addition, in the event that, at any time, beneficiaries of letters of credit draw under outstanding letters of credit, any draw will have an adverse effect on the Company’s ability to borrow under the Credit Facility and draws of any significant amount of letters of credit will materially adversely affect the Company’s liquidity to continue its operations.

For additional discussion of the Company’s liquidity, including a discussion of the scheduled December 20, 2009 maturity date of the Company’s Credit Facility, please refer to the Liquidity and Capital Resources section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission on May 15, 2009, as well as the Current Reports on Form 8-K and press releases filed with the Securities and Exchange Commission on August 14, 2009, October 6, 2009 and November 5, 2009, the Company’s Form 12b-25 related to Form 10-K filed with the Securities and Exchange Commission on September 29, 2009, and the Company’s Form 12b-25 related to Form 10-Q filed with the Securities and Exchange Commission on November 17, 2009.

$30 Million 8.52% Trust Preferred Securities and Junior Subordinated Notes Update

On September 30, 2009, the Company did not make the required $639,000 payment related to its $30 million issue of 8.52% trust preferred securities; the 30-day grace period related to the failure to make such payment expired on October 30, 2009 and the Company has received from the property trustee for these trust preferred securities a notice of an event of default under this issue.  In light of these ongoing bank negotiations, the Company also announced today that it does not currently intend to make the quarterly payment of $639,000 due on December 30, 2009 with respect to the $30 million issue of 8.52% trust preferred securities until at least the completion of the Amendment, which will constitute a further event of default on such securities.  The holders of this issue of trust preferred securities have to-date not chosen to accelerate the payment of these securities; the Company cannot, however, offer any assurances that the holders will not choose to do so in the future.

On October 30, 2009, the Company did not make the required $235,000 scheduled payment related to the junior subordinated notes (the “Junior Subordinated Notes”) exchanged by the Company on August 3, 2009 for its previous $75 million issue of trust preferred securities; the 30-day grace period related to the failure to make such payment expired on November 29, 2009.  As a result, on December 3, 2009, the holders of the Junior Subordinated Notes presented to the bank issuer documentation to draw the full amount of a $5 million letter of credit originally issued in August 2007.  Application of a portion of these funds to overdue interest has cured the underlying event of default relating to the overdue payment under the Junior Subordinated Notes.

Application to Company of Recently Passed Federal Tax Legislation

On November 6, 2009, President Obama signed into law H.R. 3548, the “Worker, Homeownership and Business Assistance Act of 2009.”  Among other things, this law extends the $8,000 First-Time Homebuyer Tax Credit through April 30, 2010, and provides a $6,500 credit to certain other homebuyers through April 30, 2010.  In addition, the Act generally increases from two to five preceding years, the period for which businesses can offset net operating losses in 2008 or 2009 against prior years’ taxable income.  With the passing of this five year tax loss carry back provision, the Company currently anticipates that it will file for and receive a federal income tax refund in early calendar 2010 of approximately $18 million.  However, there can be no assurance as to the amount or timing of receipt of any such refund.

About Orleans Homebuilders, Inc.

Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums.  The Company serves a broad customer base including first-time, move-up, luxury, empty nester and active adult homebuyers.  The Company currently operates in the following eleven distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Orange County, New York; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater, Virginia; Chicago, Illinois; and Orlando, Florida.  The Company’s Charlotte, North Carolina operations also include adjacent counties in South Carolina.  To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

Forward-Looking Statements

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated or expected financing arrangements; the anticipated Temporary Amendment and Amendment; payments on its 8.52% Trust Preferred Securities and the Junior Subordinated Notes; anticipated tax refunds and the timing of receipt of any refund; potential strategic transactions, including refinancing, recapitalization and sale transactions involving the Company; anticipated and potential asset sales; anticipated liquidity; anticipated increase in net new orders, conditions in or recovery of the housing market, and economic conditions; the Company’s long-term opportunities; continuing overall economic conditions and conditions in the housing and mortgage markets and industry outlook; anticipated or expected operating results, revenues, sales, net new orders, backlog, pace of sales, spec unit levels, and traffic; future or expected liquidity, financial resources, debt or equity financings, amendments to or extensions of our existing revolving Credit Facility; strategic transactions and alternatives; the anticipated impact of bank reappraisals; future impairment charges; future tax valuation allowance and its value; anticipated or possible federal and state stimulus plans or other possible future government support for the housing and financial services industries; anticipated cash flow from operations; reductions in land expenditures; the Company’s ability to meet its internal financial objectives or projections, and debt covenants; the Company’s future liquidity, capital structure and finances; the Company’s response to market conditions; and the Company’s response to the Exchange’s notice concerning listing requirements.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include our ability to amend and extend the Credit Facility; our ability to remain in compliance with the terms of the Credit Facility, if the Temporary Amendment and/or the Amendment are entered into; local, regional and national economic conditions; the effects of governmental regulation; the competitive environment in which the Company operates; fluctuations in interest rates; changes in home prices; the availability of capital; our ability to engage in a financing or strategic transaction; the availability and cost of labor and materials; our dependence on certain key employees; and weather conditions.  In addition, there can be no assurance that the Company will be able to obtain any Amendment to or extension of its existing revolving Credit Facility or other alternative financing or adjust successfully to current market conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q.